Jody M. Walker
           7841 South Garfield Way
           Littleton, Colorado 80122
           Telephone (303) 850-7637
           Facsimile (303) 220-9902


May 6, 2002

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL
TO USE OF NAME IN THE REGISTRATION STATEMENT ON
FORM SB-2, FILE NUMBER 333-58086 OF PURE STEEL
CUSTOM CYCLE, INC. AND ANY AMENDMENTS.

I am securities counsel for the above mentioned
Company and I have prepared the registration statement on Form SB-2 and any amendments. I hereby consent to the inclusion and reference of my name and to a discussion of the opinion in the prospectus and the reproduction of the opinion in an exhibit in the Registration Statement on Form
SB-2 and any amendments for Pure Steel Custom
Cycle, Inc.

It is my opinion that the 2,000,000 common shares of Pure Steel Custom Cycle, Inc. to be issued, the 488,500 common shares being registered on behalf of selling shareholders pursuant to Form SB-2
Registration Statement of Pure Steel Custom Cycle,
Inc. and the 400,000 common shares underlying warrants being registered on behalf of selling security holders have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.


Yours very truly,



/s/Jody M. Walker
----------------------------
Jody M. Walker